CONSULTING AGREEMENT
                SILICON SOUTH, INC AND INTERNET FINANCE.COM, INC.


This Consulting Agreement ("AGREEMENT") is made on the 12th day of March, 2000, by and between Internet Finance.com, Inc. (hereafter referred to as INFIN) who's offices are located at 200 Camino Aguajito, Suite 200, Monterey, California 93940 and Silicon South, Inc. (hereafter referred to as SS, INC) who's address is 20 Paso del Rio, Carmel Valley, California 93940.

INFIN's management and staff have a background in investment banking, corporate finance, bridge loans, sales and marketing and is willing to provide services to SILICON SOUTH, INCbased on this background. SILICON SOUTH, INC. desires to have services provided by INFIN.

Therefore,  the  parties  agree  as  follows:

1. DESCRIPTION OF SERVICES. Beginning on the date of this agreement INFIN will provide the following services, (collectively the "Services"):

- Assist in the formation of the proposed corporation, including assistance in all state and federal filings as well as all state and federal filings that might be necessary for the proposed Private Placement Offering.

- Assist in the formulation and production of a business plan which shall include the development of pro forma statements, break even analysis, spreadsheets, graphs, charts and cost projections.

- Produce an investor presentation package to include tools that range from presentation folders to the most sophisticated audiovisual and interactive computer technologies.

- Prepare a Pre Public Private Placement Subscription Agreement (in accordance with federal exemption from registration in reliance upon the exemption from registration provided by Section 4(2) of "The Act" and Regulation D promulgated pursuant to Section 3(b) of "The Act") allowing the company to raise additional capital (as outlined in Schedule A).

- Give professional advice and assistance in the areas of corporate structure, corporate finance, management structure, time line projections, future funding and marketing.


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2.     PERFORMANCE  OF  SERVICES.  The  manner  in  which  the  services  are to be performed and the specific hours to be worked by INFIN shall be determined by INFIN. SILICON SOUTH, INCwill rely on INFIN to work as many hours as reasonably necessary to fulfill MVI obligations under this Agreement.

4. PAYMENT. SILICON SOUTH, INC. shall pay INFIN a base fee of $21,000.00 in consideration of the services rendered by INFIN to SS,INC hereunder. In addition, SS, INC shall pay INFIN G & A costs of $6,500. This total sum of services and costs shall be payable in accordance with the terms and conditions agreed upon.

5. EXPENSES. INFIN shall be entitled to reimbursement from SILICON SOUTH, INC. for all reasonable "out-of-pocket" expenses including, but not limited to: travel, meals, postage, copying and phone.


6. RELATIONSHIP OF PARTIES. It is understood by both parties that INFIN is an independent contractor with respect to SS,INC. and not an employee of SS, INC.

7. RETURN OF RECORDS. Upon termination of this Agreement, INFIN shall return all records, notes, data, memorandum, models and equipment of any nature that are in INFIN's possession or under INFIN's control that are property or relate to 's business.

8. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of both parties and there are no other promises or conditions in any other agreement oral or written.

9. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.


10. CHOICE OF LAW AND VENUE. The validity, construction and performance of this Agreement shall be governed by the laws of the State of California. Each party hereto irrevocably consents and agrees to the exclusive jurisdiction of the County of Monterey, State of California or the Northern District of California united States District Court for the resolution of all matters involving this Agreement or the transactions contemplated hereby.

11. LIMITATION OF LIABILITY FOR INTERNET FINANCE.COM, INC. Notwithstanding any other provision of this Agreement to the contrary, INFIN shall not be liable for damages resulting from information provided by SS, INC., when such information is inaccurate, misleading or false. In no event shall INFIN be


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liable  for  any loss of profits or any indirect, incidental, special exemplary, or consequential damages (including, without limitation, loss of profits, loss of savings, loss of data, or loss of use damages). This limitation upon damages and claims is intended to apply without regard to which other provisions of this Agreement have been breached or have proven ineffective.

12. LIMITATION OF LIABILITY FOR SILICON SOUTH, INC. Notwithstanding any other provision of this Agreement to the contrary, SILICON SOUTH, INC. shall not be liable for damages resulting from information provided by INFIN, when such information is inaccurate, misleading or false. In no event shall SILICON SOUTH, INC. be liable for any loss of profits or any indirect, incidental, special exemplary, or consequential damages (including, without limitation, loss of profits, loss of savings, loss of data, or loss of use damages). This limitation upon damages and claims is intended to apply without regard to which other provisions of this Agreement have been breached or have proven ineffective.

13. TERMINATION OF AGREEMENT. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in effect until the services provided for herein by INFIN have been fully and completely performed and shall then terminate unless renewed in writing by both parties.

If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five days after mailing notice, whichever occurs first.

This Agreement will terminate automatically on the occurrence of any of the following events: (a) bankruptcy of insolvency of either party or (b) assignment of this Agreement by either party without the consent of the other party.

Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party.


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        SILICON  SOUTH,  INC.




By:  _______________________
     Mathew  Rule,  President







         INTERNET  FINANCE.COM,  INC.


By:  _________________________
     Robert  A.  Strahl,  President


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